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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2001, except for Note 1 as to which the date is November 30, 2001, relating to the consolidated financial statements, which appears in i-STAT Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 6, 2001 relating to the financial statement schedule, which appears in such Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 17, 2002